Exhibit 99.1

FOR IMMEDIATE RELEASE	New York, NY (October 20, 2023)

Interpublic Announces Third Quarter and First Nine Months 2023 Results

Third Quarter
•Total revenue, including billable expenses, was $2.68 billion
•Revenue before billable expenses ("net revenue") was $2.31 billion, an increase of 0.6%, with organic decrease of 0.4%
•Reported net income was $245.7 million
•Adjusted EBITA before restructuring charges was $397.2 million
•Margin of adjusted EBITA before restructuring charges was 17.2% on revenue before billable expenses
•Diluted earnings per share was $0.63 as reported and $0.70 as adjusted

Philippe Krakowsky, CEO of IPG:

“During the third quarter, revenue performance did not measure up to expectations, yet we continued to demonstrate disciplined management of the business and to see positive contributions to growth from our media offerings, the health care sector, sports and experiential marketing, and public relations.

“Factors that we have identified since the early part of the year continued to weigh on our growth in the quarter. These include the decreases in client activity in the tech and telecom client sector that have been evident across our industry, and the performance of certain of our digital specialists. Another factor impacting results is increased concern among marketers related to macroeconomic conditions, which led to the delay of projects and sales cycles, as well as slower-than-anticipated onboarding of some new business.

“Given the evolving business climate and our portfolio of clients and capabilities, as we look at the remainder of the year, we believe organic growth in the fourth quarter will be approximately 1%. Concurrently, we remain fully on track to deliver our margin goal for the year of 16.7%, which is unchanged, and represents margin expansion relative to 2022.

“We are focused on closing the year as strongly as possible and, specific to areas of underperformance, will simultaneously assess internal structural solutions in order to improve our growth profile. We continue to be in-market with compelling offerings that help marketers grow and deliver business outcomes. This has translated to strong new business success for us year-to-date, and which will provide some tailwinds as we move into 2024. An additional area
Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

of value creation is our long-standing commitment to capital returns, which remains an important priority for us going forward.”

Summary

Revenue
•Third quarter 2023: Total revenue, which includes billable expenses, was $2.68 billion, compared $2.64 billion in the third quarter of 2022. Revenue before billable expenses ("net revenue") was $2.31 billion, an increase of 0.6% from the third quarter of 2022. The organic decrease of net revenue was 0.4% from the third quarter of 2022, compared to an organic increase of 5.6% during the third quarter of 2022.
•First nine months 2023: Total revenue, which includes billable expenses, was $7.87 billion, compared $7.94 billion in the first nine months of 2022. Revenue before billable expenses ("net revenue") was $6.81 billion, a decrease of 1.2% from the first nine months of 2022. The organic decrease of net revenue was 0.8% from the first nine months of 2022, compared to an organic increase of 8.2% during the first nine months of 2022.

Operating Results
•In the third quarter of 2023, operating income was $376.8 million compared to $341.8 million in 2022. Adjusted EBITA before restructuring charges was $397.2 million compared to $356.2 million for the same period in 2022. Third quarter 2023 margin of adjusted EBITA before restructuring charges was 17.2% on revenue before billable expenses.
•In the first nine months of 2023, operating income was $875.8 million compared to $936.6 million in 2022. Adjusted EBITA before restructuring charges was $938.2 million, compared to $999.9 million for the same period in 2022. First nine months of 2023 margin of adjusted EBITA before restructuring charges was 13.8% on revenue before billable expenses.
•Refer to reconciliations in the appendix within this press release for further detail.

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

Net Results
•In the third quarter of 2023, the income tax provision was $91.5 million on income before income taxes of $339.5 million. In the first nine months of 2023, the income tax provision was $135.9 million on income before income taxes of $784.1 million.
•The income tax provision in the first nine months of 2023 includes a benefit of $64.2 million, or $0.17 per basic and diluted share, related to the settlement in the second quarter of 2023 of U.S. Federal Income Tax Audits for the years 2017-2018, which is primarily non-cash.
•Third quarter 2023 net income available to IPG common stockholders was $243.7 million, resulting in earnings of $0.64 per basic share and $0.63 per diluted share compared to earnings of $0.64 per basic and diluted share for the same period in 2022. Adjusted earnings were $0.70 per diluted share compared to adjusted earnings per diluted share of $0.63 a year ago. Third quarter 2023 adjusted earnings excludes after-tax amortization of acquired intangibles of $16.7 million, after-tax restructuring credit of $0.4 million and an after-tax loss of $9.5 million on the sales of businesses.
•First nine months 2023 net income available to IPG common stockholders was $635.2 million, resulting in earnings of $1.65 per basic share and $1.64 per diluted share compared to earnings of $1.63 per basic and $1.62 per diluted share for the same period in 2022. Adjusted earnings were $1.81 per diluted share, including a benefit of $0.17 per diluted share related to the tax audit settlement. Adjusted earnings per diluted share was $1.73 a year ago. First nine months 2023 adjusted earnings excludes after-tax amortization of acquired intangibles of $50.4 million, after-tax restructuring credit of $0.4 million and an after-tax loss of $16.4 million on the sales of businesses.
•Refer to reconciliations in the appendix within this press release for further detail.

Operating Results

Revenue
Revenue before billable expenses of $2.31 billion in the third quarter of 2023 increased 0.6% compared with the same period in 2022. Compared to the third quarter of 2022, the effect of foreign currency translation was positive 0.7%, the impact of net acquisitions was positive 0.3%, and the resulting organic decrease of net revenue was 0.4%.

Revenue before billable expenses of $6.81 billion in the first nine months of 2023 decreased 1.2% compared with the same period in 2022. Compared to the first nine months of 2022, the effect of foreign currency translation was negative 0.8%, the impact of net acquisitions was positive 0.4%, and the resulting organic decrease of net revenue was 0.8%.

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

Operating Expenses
In the third quarter of 2023, total operating expenses, excluding billable expenses, decreased 1.1%. In the first nine months of 2023, total operating expenses, excluding billable expenses, decreased 0.4%.

In the third quarter of 2023, staff cost ratio, which is total salaries and related expenses as a percentage of revenue before billable expenses, decreased to 66.3% compared to 67.4% for the same period in 2022. Total salaries and related expenses in the third quarter of 2023 were $1.53 billion, a decrease of 1.0% from a year ago. The decrease was primarily driven by a decrease in performance-based employee compensation expense and temporary help expense, partially offset by an increase in base salaries, benefits and tax. In the first nine months of 2023, staff cost ratio increased to 69.1% compared to 68.1% for the same period in 2022. Total salaries and related expenses in the first nine months of 2023 were $4.71 billion, an increase of 0.1% from a year ago. The increase was primarily due to an increase in base salaries, benefits and tax as well as severance expense, offset by decreases in performance-based employee compensation expense and temporary help expense.

In the third quarter of 2023, office and other direct expenses as a percentage of revenue before billable expenses decreased to 13.8% compared to 14.3% for the same period in 2022. Office and other direct expenses were $318.8 million in the third quarter of 2023, a decrease of 2.8% from a year ago, primarily driven by decreases in employment costs, client service costs and occupancy expense, partially offset by an increase in bad debt expense. In the first nine months of 2023, office and other direct expenses as a percentage of revenue before billable expenses remained consistent at 14.5% compared to the same period in 2022. Office and other direct expenses were $989.6 million in the first nine months of 2023, a decrease of 1.1% from a year ago, primarily driven by factors similar to those noted for the third quarter of 2023.

Selling, general and administrative ("SG&A") expenses were $16.9 million in the third quarter of 2023, a decrease of 8.6% from a year ago, primarily due to decreases in performance-based incentive compensation expense. Selling, general and administrative expenses were $43.7 million in the first nine months of 2023, a decrease of 23.6% from a year ago, primarily due to factors similar to those noted for the third quarter of 2023.

Depreciation and amortization expense decreased by 1.5% during the third quarter of 2023 and decreased by 1.4% during the first nine months of 2023.

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

Non-Operating Results and Tax
Net interest expense decreased by $4.3 million to $23.6 million in the third quarter of 2023 from a year ago, primarily attributable to higher interest rates on net deposits, partially offset by lower net cash balances. Net interest expense decreased by $20.4 million to $66.9 million in the first nine months of 2023 from a year ago, primarily due to factors similar to those noted for the third quarter of 2023.

Other expense, net was $13.7 million in the third quarter of 2023, and was $24.8 million in the first nine months of 2023, which primarily related to losses on sales of businesses and the classification of certain assets and liabilities as held for sale.

The income tax provision in the third quarter of 2023 was $91.5 million on income before income taxes of $339.5 million. This compares to an income tax provision of $76.4 million for the third quarter of 2022 on income before income taxes of $331.4 million. The income tax provision in the first nine months of 2023 was $135.9 million on income before income taxes of $784.1 million. This compares to an income tax provision of $209.2 million for the first nine months of 2022 on income before income taxes of $856.1 million. The income tax provision in the first nine months of 2023 includes a benefit of $64.2 million related to the settlement of U.S. Federal Income Tax Audits for the years 2017-2018, which is primarily non cash.

Balance Sheet
At September 30, 2023, cash and cash equivalents totaled $1.57 billion, compared to $2.55 billion at December 31, 2022 and $1.77 billion on September 30, 2022. Total debt was $3.20 billion at September 30, 2023, compared to $2.92 billion at December 31, 2022.

Share Repurchase Program
During the first nine months of 2023, the Company repurchased 6.1 million shares of its common stock at an aggregate cost of $219.0 million and an average price of $35.66 per share, including fees.

Common Stock Dividend
During the third quarter of 2023, the Company declared and paid a common stock cash dividend of $0.310 per share, for a total of $118.6 million.

For further information regarding the Company's financial results as well as certain non-GAAP measures including organic revenue before billable expenses change, adjusted EBITA, adjusted EBITA before restructuring charges and adjusted earnings per diluted share, and the reconciliations thereof, please refer to the appendix within this press release and our Investor Presentation filed on Form 8-K herewith and available on our website, www.interpublic.com.
Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

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About Interpublic
Interpublic (NYSE: IPG) (www.interpublic.com) is a values-based, data-fueled, and creatively-driven provider of marketing solutions. Home to some of the world’s best-known and most innovative communications specialists, IPG global brands include Acxiom, Craft, FCB, FutureBrand, Golin, Huge, Initiative, IPG Health, IPG Mediabrands, Jack Morton, KINESSO, MAGNA, McCann, Mediahub, Momentum, MRM, MullenLowe Global, Octagon, R/GA, UM, Weber Shandwick and more. IPG is an S&P 500 company with total revenue of $10.93 billion in 2022.

# # #

Contact Information
Tom Cunningham
(Press)
(212) 704-1326

Jerry Leshne
(Analysts, Investors)
(212) 704-1439
Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

Cautionary Statement

This release contains forward-looking statements. Statements in this report that are not historical facts, including statements regarding guidance, goals, intentions, and expectations as to future plans, trends, events, or future results of operations or financial position, constitute forward-looking statements. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties, which could cause our actual results and outcomes to differ materially from those reflected in the forward-looking statements, and are subject to change based on a number of factors, including those outlined under item 1A, Risk Factors, in our most recent Annual Report on Form 10-K and our quarterly reports on Form 10-Q and our other filings with the Securities and Exchange Commission ("SEC"). Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events.

Forward-looking statements involve inherent risks and uncertainties. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Such factors include, but are not limited to, the following:

◦the effects of a challenging economy on the demand for our advertising and marketing services, on our clients’ financial condition and on our business or financial condition;
◦our ability to attract new clients and retain existing clients;
◦our ability to retain and attract key employees;
◦the impacts of the COVID-19 pandemic, including potential developments like the emergence of more transmissible or virulent coronavirus variants, and associated mitigation measures, such as restrictions on businesses, social activities and travel, on the economy, our clients and demand for our services;
◦risks associated with the effects of global, national and regional economic and political conditions, including counterparty risks and fluctuations in interest rates, inflation rates and currency exchange rates;
◦the economic or business impact of military or political conflict in key markets;
◦risks associated with assumptions we make in connection with our critical accounting estimates, including changes in assumptions associated with any effects of a challenging economy;
◦potential adverse effects if we are required to recognize impairment charges or other adverse accounting-related developments;
◦developments from changes in the regulatory and legal environment for advertising and marketing services companies around the world, including laws and regulations related to data protection and consumer privacy; and
◦the impact on our operations of general or directed cybersecurity events.

Investors should carefully consider the foregoing factors and the other risks and uncertainties that may affect our business, including those outlined in more detail under Item 1A, Risk Factors, in our most recent Annual Report on Form 10-K and our quarterly reports on Form 10-Q and our other SEC filings. Investors are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date they are made. We undertake no obligation to update or revise publicly any of them in light of new information, future events, or otherwise.

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

APPENDIX

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

THE INTERPUBLIC GROUP OF COMPANIES, INC. AND SUBSIDIARIES CONSOLIDATED SUMMARY OF EARNINGS THIRD QUARTER REPORT 2023 AND 2022 (Amounts in Millions except Per Share Data) (UNAUDITED)

	Three Months Ended September 30,
	2023	2022	Fav. (Unfav.) % Variance
Revenue:
Revenue before Billable Expenses	$2,309.0	$2,296.2	0.6%
Billable Expenses	369.5	341.5	8.2%
Total Revenue	2,678.5	2,637.7	1.5%

Operating Expenses:
Salaries and Related Expenses	1,531.1	1,546.8	1.0%
Office and Other Direct Expenses	318.8	327.9	2.8%
Billable Expenses	369.5	341.5	(8.2)%
Cost of Services	2,219.4	2,216.2	(0.1)%
Selling, General and Administrative Expenses	16.9	18.5	8.6%
Depreciation and Amortization	66.0	67.0	1.5%
Restructuring Charges	(0.6)	(5.8)	(89.7)%
Total Operating Expenses	2,301.7	2,295.9	(0.3)%
Operating Income	376.8	341.8	10.2%

Expenses and Other Income:
Interest Expense	(58.7)	(42.6)
Interest Income	35.1	14.7
Other (Expense) Income, Net	(13.7)	17.5
Total (Expenses) and Other Income	(37.3)	(10.4)

Income Before Income Taxes	339.5	331.4
Provision for Income Taxes	91.5	76.4
Income of Consolidated Companies	248.0	255.0
Equity in Net (Loss) Income of Unconsolidated Affiliates	(2.3)	2.5
Net Income	245.7	257.5
Net Income Attributable to Non-controlling Interests	(2.0)	(5.7)
Net Income Available to IPG Common Stockholders	$243.7	$251.8

Earnings Per Share Available to IPG Common Stockholders:
Basic	$0.64	$0.64
Diluted	$0.63	$0.64

Weighted-Average Number of Common Shares Outstanding:
Basic	383.6	390.6
Diluted	385.5	394.1

Dividends Declared Per Common Share	$0.310	$0.290
Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

A1

THE INTERPUBLIC GROUP OF COMPANIES, INC. AND SUBSIDIARIES CONSOLIDATED SUMMARY OF EARNINGS THIRD QUARTER REPORT 2023 AND 2022 (Amounts in Millions except Per Share Data) (UNAUDITED)

	Nine Months Ended September 30,
	2023	2022	Fav. (Unfav.) % Variance
Revenue:
Revenue before Billable Expenses	6,814.4	6,898.9	(1.2)%
Billable Expenses	1,051.6	1,043.0	0.8%
Total Revenue	7,866.0	7,941.9	(1.0)%

Operating Expenses:
Salaries and Related Expenses	4,707.0	4,701.4	(0.1)%
Office and Other Direct Expenses	989.6	1,001.1	1.1%
Billable Expenses	1,051.6	1,043.0	(0.8)%
Cost of Services	6,748.2	6,745.5	0.0%
Selling, General and Administrative Expenses	43.7	57.2	23.6%
Depreciation and Amortization	199.0	201.9	1.4%
Restructuring Charges	(0.7)	0.7	>100%
Total Operating Expenses	6,990.2	7,005.3	0.2%
Operating Income	875.8	936.6	(6.5)%

Expenses and Other Income:
Interest Expense	(164.2)	(121.2)
Interest Income	97.3	33.9
Other (Expense) Income, Net	(24.8)	6.8
Total (Expenses) and Other Income	(91.7)	(80.5)

Income Before Income Taxes	784.1	856.1
Provision for Income Taxes	135.9	209.2
Income of Consolidated Companies	648.2	646.9
Equity in Net (Loss) Income of Unconsolidated Affiliates	(1.7)	3.3
Net Income	646.5	650.2
Net Income Attributable to Non-controlling Interests	(11.3)	(9.4)
Net Income Available to IPG Common Stockholders	$635.2	$640.8

Earnings Per Share Available to IPG Common Stockholders:
Basic	$1.65	$1.63
Diluted	$1.64	$1.62

Weighted-Average Number of Common Shares Outstanding:
Basic	385.0	392.7
Diluted	386.8	396.2

Dividends Declared Per Common Share	$0.930	$0.870

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

A2

THE INTERPUBLIC GROUP OF COMPANIES, INC. AND SUBSIDIARIES U.S. GAAP RECONCILIATION OF NON-GAAP ADJUSTED RESULTS (Amounts in Millions except Per Share Data) (UNAUDITED)
	Three Months Ended September 30, 2023
	As Reported	Amortization of Acquired Intangibles	Restructuring Charges	Net Losses on Sales of Businesses[1]	Adjusted Results (Non-GAAP)
Operating Income and Adjusted EBITA before Restructuring Charges[2]	$376.8	$(21.0)	$0.6		$397.2

Total (Expenses) and Other Income[3]	(37.3)			$(12.1)	(25.2)
Income Before Income Taxes	339.5	(21.0)	0.6	(12.1)	372.0
Provision for Income Taxes	91.5	4.3	(0.2)	2.6	98.2
Equity in Net Loss of Unconsolidated Affiliates	(2.3)				(2.3)
Net Income Attributable to Non-controlling Interests	(2.0)				(2.0)
Net Income Available to IPG Common Stockholders	$243.7	$(16.7)	$0.4	$(9.5)	$269.5

Weighted-Average Number of Common Shares Outstanding - Basic	383.6				383.6
Dilutive effect of stock options and restricted shares	1.9				1.9
Weighted-Average Number of Common Shares Outstanding - Diluted	385.5				385.5

Earnings per Share Available to IPG Common Stockholders[4]:
Basic	$0.64	$(0.04)	$0.00	$(0.02)	$0.70
Diluted	$0.63	$(0.04)	$0.00	$(0.02)	$0.70

[1] Primarily relates to losses on complete dispositions of businesses and the classification of certain assets as held for sale.
[2] Refer to non-GAAP reconciliation of Adjusted EBITA before Restructuring Charges on page A5 in the appendix.
[3] Consists of non-operating expenses including interest expense, interest income and other expense, net.
[4] Earnings per share amounts calculated on an unrounded basis.
Note: Management believes the resulting comparisons provide useful supplemental data that, while not a substitute for GAAP measures, allow for greater transparency in the review of our financial and operational performance.

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

A3

THE INTERPUBLIC GROUP OF COMPANIES, INC. AND SUBSIDIARIES U.S. GAAP RECONCILIATION OF NON-GAAP ADJUSTED RESULTS (Amounts in Millions except Per Share Data) (UNAUDITED)
	Nine Months Ended September 30, 2023
	As Reported	Amortization of Acquired Intangibles	Restructuring Charges	Net Losses on Sales of Businesses[1]	Adjusted Results (Non-GAAP)
Operating Income and Adjusted EBITA before Restructuring Charges[2]	$875.8	$(63.1)	$0.7		$938.2

Total (Expenses) and Other Income[3]	(91.7)			$(20.4)	(71.3)
Income Before Income Taxes	784.1	(63.1)	0.7	(20.4)	866.9
Provision for Income Taxes	135.9	12.7	(0.3)	4.0	152.3
Equity in Net Loss of Unconsolidated Affiliates	(1.7)				(1.7)
Net Income Attributable to Non-controlling Interests	(11.3)				(11.3)
Net Income Available to IPG Common Stockholders	$635.2	$(50.4)	$0.4	$(16.4)	$701.6

Weighted-Average Number of Common Shares Outstanding - Basic	385.0				385.0
Dilutive effect of stock options and restricted shares	1.8				1.8
Weighted-Average Number of Common Shares Outstanding - Diluted	386.8				386.8

Earnings per Share Available to IPG Common Stockholders[4,5]:
Basic	$1.65	$(0.13)	$0.00	$(0.04)	$1.82
Diluted	$1.64	$(0.13)	$0.00	$(0.04)	$1.81

[1] Primarily relates to losses on complete dispositions of businesses and the classification of certain assets as held for sale, as well as a loss related to the sale of an equity investment.
[2] Refer to non-GAAP reconciliation of Adjusted EBITA before Restructuring Charges on page A5 in the appendix.
[3] Consists of non-operating expenses including interest expense, interest income and other expense, net.
[4] Earnings per share amounts calculated on an unrounded basis.
[5] Basic and diluted earnings per share, both As Reported and Adjusted Results (Non-GAAP), includes a positive impact of $0.17 related to the settlement of U.S. Federal Income Tax Audits for the years 2017-2018.

Note: Management believes the resulting comparisons provide useful supplemental data that, while not a substitute for GAAP measures, allow for greater transparency in the review of our financial and operational performance.

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

A4

THE INTERPUBLIC GROUP OF COMPANIES, INC. AND SUBSIDIARIES U.S. GAAP RECONCILIATION OF NON-GAAP ADJUSTED RESULTS (Amounts in Millions) (UNAUDITED)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022

Revenue Before Billable Expenses	$2,309.0	$2,296.2	$6,814.4	$6,898.9

Non-GAAP Reconciliation:
Net Income Available to IPG Common Stockholders	$243.7	$251.8	$635.2	$640.8

Add Back:
Provision for Income Taxes	91.5	76.4	135.9	209.2
Subtract:
Total (Expenses) and Other Income	(37.3)	(10.4)	(91.7)	(80.5)
Equity in Net (Loss) Income of Unconsolidated Affiliates	(2.3)	2.5	(1.7)	3.3
Net Income Attributable to Non-controlling Interests	(2.0)	(5.7)	(11.3)	(9.4)
Operating Income	376.8	341.8	875.8	936.6

Add Back:
Amortization of Acquired Intangibles	21.0	20.2	63.1	62.6

Adjusted EBITA	$397.8	$362.0	$938.9	$999.2
Adjusted EBITA Margin on Revenue before Billable Expenses %	17.2%	15.8%	13.8%	14.5%

Restructuring Charges[1]	(0.6)	(5.8)	(0.7)	0.7

Adjusted EBITA before Restructuring Charges	$397.2	$356.2	$938.2	$999.9
Adjusted EBITA before Restructuring Charges Margin on Revenue before Billable Expenses %	17.2%	15.5%	13.8%	14.5%

[1] Net restructuring charges were $(0.6) for the third quarter of 2023 and $(0.7) for the nine months ended September 30, 2023, which represent adjustments to our 2022 and 2020 restructuring actions. Net restructuring charges of $(5.8) for the third quarter of 2022 and $0.7 for the nine months ended September 30, 2022, which represent adjustments to our restructuring actions taken in 2020.

Note: Management believes the resulting comparisons provide useful supplemental data that, while not a substitute for GAAP measures, allow for greater transparency in the review of our financial and operational performance.

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

A5

THE INTERPUBLIC GROUP OF COMPANIES, INC. AND SUBSIDIARIES U.S. GAAP RECONCILIATION OF NON-GAAP ADJUSTED RESULTS (Amounts in Millions except Per Share Data) (UNAUDITED)
	Three Months Ended September 30, 2022
	As Reported	Amortization of Acquired Intangibles	Restructuring Charges[1]	Net Gain on Business Dispositions[2]	Adjusted Results (Non-GAAP)
Operating Income and Adjusted EBITA before Restructuring Charges[3]	$341.8	$(20.2)	$5.8		$356.2

Total (Expenses) and Other Income[4]	(10.4)			$15.1	(25.5)
Income Before Income Taxes	331.4	(20.2)	5.8	15.1	330.7
Provision for Income Taxes	76.4	4.2	(1.8)	0.1	78.9
Equity in Net Income of Unconsolidated Affiliates	2.5				2.5
Net Income Attributable to Non-controlling Interests	(5.7)				(5.7)
Net Income Available to IPG Common Stockholders	$251.8	$(16.0)	$4.0	$15.2	$248.6

Weighted-Average Number of Common Shares Outstanding - Basic	390.6				390.6
Dilutive effect of stock options and restricted shares	3.5				3.5
Weighted-Average Number of Common Shares Outstanding - Diluted	394.1				394.1

Earnings per Share Available to IPG Common Stockholders[5]:
Basic	$0.64	$(0.04)	$0.01	$0.04	$0.64
Diluted	$0.64	$(0.04)	$0.01	$0.04	$0.63

[1] Restructuring charges of $(5.8) in the third quarter of 2022 were related to adjustments to our restructuring actions taken in 2020, which were designed to reduce our operating expenses structurally and permanently relative to revenue and to accelerate the transformation of our business.

[2] Primarily relates to a cash gain in the third quarter of 2022 related to the sale of an equity investment, as well as gains on dispositions of businesses and the classification of certain assets as held for sale.

[3] Refer to non-GAAP reconciliation of Adjusted EBITA before Restructuring Charges on page A5 in the appendix.
[4] Consists of non-operating expenses including interest expense, interest income and other expense, net.
[5] Earnings per share amounts calculated on an unrounded basis.
Note: Management believes the resulting comparisons provide useful supplemental data that, while not a substitute for GAAP measures, allow for greater transparency in the review of our financial and operational performance.

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

A6

THE INTERPUBLIC GROUP OF COMPANIES, INC. AND SUBSIDIARIES U.S. GAAP RECONCILIATION OF NON-GAAP ADJUSTED RESULTS (Amounts in Millions except Per Share Data) (UNAUDITED)
	Nine Months Ended September 30, 2022
	As Reported	Amortization of Acquired Intangibles	Restructuring Charges[1]	Net Losses on Business Dispositions[2]	Adjusted Results (Non-GAAP)
Operating Income and Adjusted EBITA before Restructuring Charges[3]	$936.6	$(62.6)	$(0.7)		$999.9

Total (Expenses) and Other Income[4]	(80.5)			$4.5	(85.0)
Income Before Income Taxes	856.1	(62.6)	(0.7)	4.5	914.9
Provision for Income Taxes	209.2	12.7	(0.2)	0.1	221.8
Equity in Net Income of Unconsolidated Affiliates	3.3				3.3
Net Income Attributable to Non-controlling Interests	(9.4)				(9.4)
Net Income Available to IPG Common Stockholders	$640.8	$(49.9)	$(0.9)	$4.6	$687.0

Weighted-Average Number of Common Shares Outstanding - Basic	392.7				392.7
Dilutive effect of stock options and restricted shares	3.5				3.5
Weighted-Average Number of Common Shares Outstanding - Diluted	396.2				396.2

Earnings per Share Available to IPG Common Stockholders[5]:
Basic	$1.63	$(0.13)	$0.00	$0.01	$1.75
Diluted	$1.62	$(0.13)	$0.00	$0.01	$1.73

[1] Restructuring charges of $0.7 in the first nine months of 2022 were related to adjustments to our restructuring actions taken in 2020, which were designed to reduce our operating expenses structurally and permanently relative to revenue and to accelerate the transformation of our business.

[2] Primarily includes a cash gain in the first nine months of 2022 related to the sale of an equity investment, partially offset by a non-cash loss related to the deconsolidation of a previously consolidated subsidiary in which we maintain an equity investment, as well as losses on dispositions of businesses and the classification of certain assets as held for sale.

[3] Refer to non-GAAP reconciliation of Adjusted EBITA before Restructuring Charges on page A5 in the appendix.
[4] Consists of non-operating expenses including interest expense, interest income and other expense, net.
[5] Earnings per share amounts calculated on an unrounded basis.
Note: Management believes the resulting comparisons provide useful supplemental data that, while not a substitute for GAAP measures, allow for greater transparency in the review of our financial and operational performance.

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

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